UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 20, 2011

NetLogic Microsystems, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-50838	77-0455244
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3975 Freedom Circle, Santa Clara, CA 95054

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (408) 454-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

Expiration of HSR Waiting Period

The waiting period under the United States Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (“HSR”), has expired for the previously announced merger between NetLogic Microsystems, Inc. (“NetLogic”) and I&N Acquisition Corp., a wholly-owned subsidiary of Broadcom Corporation (“Broadcom”). Expiration of the HSR waiting period satisfies one of the conditions to the closing of the merger as specified in the agreement and plan of merger, dated September 11, 2011, among NetLogic, Broadcom, and I&N Acquisition Corp. (the “Merger Agreement”). The proposed merger remains subject to clearance by the Chinese Ministry of Commerce under the Chinese Antimonopoly Law and clearance or no-jurisdiction decision by the Taiwanese Fair Trade Commission under the Taiwanese Fair Trade Law of 1991, as amended, as well as other customary closing conditions, including the approval of NetLogic’s stockholders.

Filing of Definitive Proxy Statement

On October 21, 2011, NetLogic filed a definitive proxy statement (the “Definitive Proxy Statement”) with the Securities and Exchange Commission (the “SEC”) relating to a solicitation of proxies from its stockholders in connection with a special meeting of stockholders of NetLogic to be held on November 22, 2011 for stockholders of record on October 19, 2011 to consider and vote on the proposal to adopt the Merger Agreement, a proposal to adjourn the special meeting, if necessary, and to solicit additional proxies, and a proposal to approve, on an advisory (non-binding) basis, certain compensation arrangements for NetLogic’s named executive officers in connection with the merger.

Additional information about the Merger and Where to Find It

Before making any voting decision with respect to the proposed transaction, stockholders of NetLogic Microsystems are urged to read the Definitive Proxy Statement and other relevant materials because these materials contain or will contain important information about the proposed transaction. The Definitive Proxy Statement and other relevant materials, and any other documents to be filed by NetLogic Microsystems with the SEC, may be obtained free of charge at the SEC’s website at www.sec.gov or from NetLogic Microsystems’ website at www.netlogicmicro.com or by contacting NetLogic Microsystems Investor Relations at: investors@netlogicmicro.com. Investors and security holders of NetLogic Microsystems are urged to read the Definitive Proxy Statement and the other relevant materials when they become available before making any voting or investment decision with respect to the proposed merger because they contain or will contain important information about the merger and the parties to the merger.

NetLogic Microsystems and Broadcom and each of their respective executive officers, directors and other members of their management and employees, under SEC rules, may be deemed to be participants in the solicitation of proxies from NetLogic Microsystems’s stockholders in favor of the proposed transaction. A list of the names of NetLogic Microsystems’s executive officers and directors and a description of their respective interests in NetLogic Microsystems are set forth in NetLogic Microsystems’s annual report on Form 10-K for the fiscal year ended December 31, 2010, the proxy statement for NetLogic Microsystems’s 2011 Annual Meeting of Stockholders and the Definitive Proxy Statement and other relevant materials filed with the SEC in connection with the merger when they become available. Certain executive officers and directors of NetLogic Microsystems have interests in the proposed transaction that may differ from the interests of stockholders generally, including benefits conferred under retention, severance and change in control arrangements and continuation of director and officer insurance and indemnification. These interests and any additional benefits in connection with the proposed transaction are described in the Definitive Proxy Statement. Investors and security holders may obtain more detailed information regarding the names, affiliations and interests of certain of Broadcom’s executive officers and directors by reading Broadcom’s proxy statement for its 2011 Annual Meeting of Shareholders.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NetLogic Microsystems, Inc.

Date: October 21, 2011	By:	/s/ Michael T. Tate
Michael T. Tate Vice President and Chief Financial Officer

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